EXHIBIT 10.2

STATE OF LOUISIANA §
§
PARISH OF BEAUREGARD §

BE IT KNOWN that this day before me, the undersigned Notary Public, and the undersigned witnesses, personally came and appeared:

> **ROY O. MARTIN LUMBER COMPANY, L.L.C., (72-1462027)** a limited liability company organized under the laws of the State of Louisiana, whose mailing address is P. O. Box 1110, Alexandria, Louisiana 71309-1110, represented herein by Roy O. Martin III, its President, duly authorized by Consent in Writing of the Managers of Roy O. Martin Lumber Company, L.L.C., which is recorded at Conveyance Book 835, Page 562, of the records of Beauregard Parish Louisiana, hereinafter referred to as "SELLER";

who declared that Seller does, by these presents, GRANT, BARGAIN, SELL, CONVEY AND DELIVER, with limited warranty of title, as set forth below, and with complete transfer and subrogation of all rights and actions of warranty against all former proprietors of the property herein conveyed, together with all rights of prescription, whether acquisitive or liberative, to which Seller may be entitled, unto

> **CKX LANDS, INC., (72-0144530)** a Louisiana corporation, located in Calcasieu Parish and whose mailing address is P.O. Box 1864, Lake Charles, Louisiana 70602, represented herein by Joseph K. Cooper, its duly authorized President, hereinafter referred to as "PURCHASER",

the following described property, situated in Beauregard Parish, Louisiana, to-wit:

1.) NW/4 of the SW/4, Section 1, Township 6 South, Range 13 West.

2.) S/2 of the SE/4, Section 2, Township 6 South, Range 13 West.

3.) NW/4, Section 2, Township 7 South, Range 13 West.

4.) A certain tract of land containing 212.68 acres, more or less, lying in Section 3, Township 6 South, Range 13 West, being;

(a) the S/2 of the NW/4 of said Section 3;

(b) the E/2 of the SW/4 of said Section 3;

(c) the NW/4 of the SW/4 of said Section 3, LESS AND EXCEPT a certain tract of land containing 2.0 acres, more or less, being more particularly described as follows:

Begin at the southeast corner of the said NW/4 of SW/4; thence northerly 106.25 varas; thence westerly 106.25 varas; thence southerly 106.25 varas; thence easterly 106.25 varas to the Point of Beginning.

(d) that portion of the SW/4 of the SE/4 of said Section 3 lying west of Highway 389.

5.) SE/4 of the SE/4 of the NW/4, Section 4, Township 6 South, Range 13 West.

6.) SW/4 of the NE/4, Section 19, Township 7 South, Range12 West.

7.) E/2 of the SE/4 of Section 32, Township 7 South, Range 13 West.

8.) SE/4 of the SE/4, and the S/2 of the SW/4, and the NW/4 of the SE/4, and the W/2 of the SW/4 of the SE/4, Section 33, Township 7 South, Range 13 West.

This sale is subject to any and all existing outstanding oil, gas and mineral leases and all prior sales of mineral interests and/or royalties affecting the property described herein. SELLER reserves unto itself, its heirs, successors, and/or assigns, any interest it may have in all of the oil, gas and other minerals in, on, or under the surface that may be produced from the above described Property.

The conveyance of the property herein by SELLER to PURCHASER is made without any warranty of title of any kind, express or implied, except as to SELLER'S own acts, with SELLER'S obligation limited to the return of the portion of the purchase price as to any part of the property to which SELLER is found not to have clear and merchantable title by final judgment of a competent Louisiana court of law.

SELLER is selling the Property "AS IS, WHERE IS", "WITH ALL FAULTS", and except for the limited warranty of title set forth above, without any warranties, representations or guarantees of any kind, nature or type whatsoever as to fitness or condition of the Property (including without limitation the absence of vices or defects, whether apparent or latent, known or unknown, or easily discoverable, or fitness for any ordinary use, fitness for any intended use or particular purpose, or physical or environmental condition, whether for rescission or reduction of the purchase price), whether expressed or implied. Without limiting the generality of the foregoing, PURCHASER expressly waives the warranty of fitness and the guarantee against hidden or latent vices (defects in the Property sold which render it useless or render its use so inconvenient or imperfect the PURCHASER would not have purchased it had PURCHASER known of the vice or defect) provided by law in Louisiana, including Louisiana Civil Code 2520 et seq, Louisiana Civil Code Article 2475, or any other applicable law, not even for a return of the purchase price pursuant to Louisiana Civil Code Article 2541 or other applicable law. PURCHASER forfeits the right to avoid the sale or reduce the purchase price on account of some hidden or latent vice or defect in the Property sold. SELLER expressly subrogates PURCHASER to all rights, claims and causes of action SELLER may have arising from or relating to any hidden or latent defects in the Property. **THIS PROVISION HAS BEEN CALLED TO THE ATTENTION OF PURCHASER AND HAS BEEN FULLY EXPLAINED TO PURCHASER, AND PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ AND UNDERSTANDS THIS WAIVER OF ALL EXPRESS OR IMPLIED WARRANTIES AND ACCEPTS THE PROPERTY WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES.**

TO HAVE AND TO HOLD the Property unto Buyer and its successors and assigns.

This sale is made for the consideration of the sum of ONE MILLION TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND NO/100 Dollars ($1,275,000.00), cash in hand paid, the receipt of which is hereby acknowledged.

The certificate of mortgage is hereby waived by the parties, and evidence of the payment of taxes produced. All taxes and assessments have been prorated to the Closing Date, with SELLER being responsible for all property taxes, assessments, penalties and interest attributable to the period prior to Closing and PURCHASER being responsible for all property taxes, assessments, penalties and interest attributable to the period beginning on the Closing Date.

DONE AND PASSED in my presence and the presence of the undersigned competent witnesses on the 7th day of October, 2011.

WITNESSES:

Printed Name: Edward A. Poole

Printed Name: Betty Bordelon

SELLER:

ROY O. MARTIN LUMBER COMPANY, L.L.C.

By: ______________________

Name: Roy O. Martin III

Title: President

Notary Public in and for the State of Louisiana

Cade J. Young

Notary Public ID # 83675

Rapides Parish, Louisiana

DONE AND PASSED in my presence and the presence of the undersigned competent witnesses on the 7th day of October, 2011.

WITNESSES:

Printed Name: LeAnne Digby

Printed Name: Elizabeth Limas

PURCHASER:

CKX LANDS, INC.

By: ______________________

Name: Joseph K. Cooper

Title: President

Notary Public in and for the State of Louisiana

F. Steve Landreneau

ID No. 007960